UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (Date of earliest event reported): November 4, 2006

REGIONS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-6159	63-0589368
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

417 North 20th Street	35203
Birmingham, Alabama
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (205) 944-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 4, 2006, pursuant to the terms of the Agreement and Plan of Merger, dated as of May 24, 2006 (the “Merger Agreement”), between Regions Financial Corporation (“Regions”) and AmSouth Bancorporation (“AmSouth”), Regions and AmSouth completed the merger (the “Merger”) in which AmSouth merged with and into Regions, with Regions as the surviving corporation.

Pursuant to the Merger Agreement, each share of AmSouth common stock outstanding at the effective time of the Merger was converted into the right to receive 0.7974 of a share of Regions common stock. Regions will deliver approximately $10.2 billion in Regions common stock to AmSouth shareholders, based on AmSouth shares outstanding as of September 30, 2006 and the closing price of Regions common stock on November 3, 2006.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference. A copy of the press release announcing the completion of the Merger is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(c) Regions has appointed Alton E. Yother as Controller and Principal Accounting Officer of Regions, effective immediately following the completion of the Merger. From May 2006 until the effective time of the Merger, Mr. Yother served as Chief Financial Officer, Principal Accounting Officer and Controller of AmSouth. Prior to April 2006, Mr. Yother was Principal Accounting Officer and Controller of AmSouth. Prior to joining AmSouth, Mr. Yother served as SouthTrust Corp.’s senior financial officer. Mr. Yother is 54 years of age. As previously disclosed in Regions’ Amendment No. 1 to the Registration on Form S-4 filed on August 17, 2006, Mr. Yother had a change of control agreement with AmSouth that was triggered by the completion of the Merger, thus entitling Mr. Yother to two years of employment with Regions following the completion of the Merger.

(d) Regions has expanded its board of directors to twenty-one directors. Pursuant to the terms of the Merger Agreement, Regions appointed each of the individuals set forth below, who were directors of AmSouth prior to the effective time of the Merger, to Regions’ board of directors, effective immediately following the completion of the Merger, to the class of director, the committees and with a term expiring at the annual meeting in the year set forth beside each such individual’s name:

Name	Class	Committees	Term

C. Dowd Ritter	II		2009

Charles D. McCrary	II	Audit, Nominating and Corporate	2009
		Governance

Don DeFosset	II	Audit	2009

Claude B. Nielsen	II	Compensation	2009

James R. Malone	II	Risk Management	2009

David J. Cooper, Sr.	I	Nominating and Corporate	2008
		Governance

Martha R. Ingram	I	Compensation	2008

Earnest W. Deavenport, Jr.	I	Compensation, Risk Management	2008

Ronald L. Kuehn, Jr.	III	Audit, Nominating and Corporate	2007
		Governance

Certain incoming directors of Regions and their associates were customers of, and had transactions with, Regions in the ordinary course of business during the current and past fiscal year, and additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans and commitments from Regions Bank, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, since June 1993, Mr. Ritter’s son has been employed by Regions and is currently a corporate banking sales manager with an annual salary greater than $60,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

The following exhibits are filed herewith:

EXHIBIT NO. DESCRIPTION OF EXHIBIT

2.1	Agreement and Plan of Merger, dated as of May 24, 2006, by and between
Regions Financial Corporation and AmSouth Bancorporation (incorporated by reference to
Regions’ Current Report on Form 8-K filed on May 31, 2006).

99.1	Press release dated November 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on the 6th day of November, 2006.

REGIONS FINANCIAL CORPORATION

By: /s/ D. Bryan Jordan
---------------------------------------
D. Bryan Jordan
Chief Financial Officer

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of May 24, 2006, by and between
Regions Financial Corporation and AmSouth Bancorporation (incorporated by reference to
Regions’ Current Report on Form 8-K filed on May 31, 2006).

99.1	Press release dated November 4, 2006.